Exhibit 3.3

Document must be filed electronically. Paper documents are not accepted. Fees & forms are subject to change. For more information or to print copies of filed documents, visit www.sos.state.co.us. ABOVE SPACE FOR OFFICE USE ONLY Amended and Restated Articles of Incorporation filed pursuant to † 7 - 90 - 301, et seq. and † 7 - 110 - 107 and † 7 - 90 - 304.5 of the Colorado Revised Statutes (C.R.S.) ID number: 1. Entity name: (If changing the name of the corporation, indicate name before the name change) 2. New Entity name: (if applicable) 3. Use of Restricted Words (if any of these terms are contained in an entity name, true name of an entity, trade name or trademark stated in this document, mark the applicable box) : “bank” or “trust” or any derivative thereof “credit union” “savings and loan” “insurance”, “casualty”, “mutual”, or “surety” 4. If the corporation’s period of duration as amended is less than perpetual, state the date on which the period of duration expires : (mm/dd/yyyy) or If the corporation’s period of duration as amended is perpetual, mark this box: 5. The amended and restated constituent filed document is attached. 6. If the amendment provides for an exchange, reclassification or cancellation of issued shares, the attachment states the provisions for implementing the amendment. 7. (Optional) Delayed effective date: (mm/dd/yyyy) Notice: Causing this document to be delivered to the secretary of state for filing shall constitute the affirmation or acknowledgment of each individual causing such delivery, under penalties of perjury, that the document is the individual's act and deed, or that the individual in good faith believes the document is the act and deed of the person on whose behalf the individual is causing the document to be delivered for filing, taken in conformity with the requirements of part 3 of article 90 of title 7, C.R.S., the constituent documents, and the organic statutes, and that the individual in good faith believes the facts stated in the document are true and the document complies with the requirements of that Part, the constituent documents, and the organic statutes. This perjury notice applies to each individual who causes this document to be delivered to the secretary of state, whether or not such individual is named in the document as one who has caused it to be delivered. 20151004878 Oncology Med, Inc. Bellatora Inc. Colorado Secretary of State Date and Time: 09/16/2016 08:25 AM ID Number: 20151004878 Document number: 20161623581 Amount Paid: $25.00 AMDRST_PC Page 1 of 2 Rev. 12/01/2012

8. Name(s) and address(es) of the individual(s) causing the document to be delivered for filing: (First) (Middle) (Suffix) Randall (Last) 1333 Sprucewood AMDRST_PC Page 2 of 2 Rev. 12/01/2012 S Goulding (Street name and number or Post Office Box information) Deerfield _ IL 60015 (City) (State) (Postal/Zip Code) United States (Province – if applicable) (Country – if not US) (The document need not state the true name and address of more than one individual. However, if you wish to state the name and address of any additional individuals causing the document to be delivered for filing, mark this box and include an attachment stating the name and address of such individuals.) Disclaimer: This form, and any related instructions, are not intended to provide legal, business or tax advice, and are offered as a public service without representation or warranty. While this form is believed to satisfy minimum legal requirements as of its revision date, compliance with applicable law, as the same may be amended from time to time, remains the responsibility of the user of this form. Questions should be addressed to the user’s attorney.

ACTION BY WRITTEN CONSENT OF THE BOARD OF DIRECTORS
OF ONCOLOGY MED INC. (TO BECOME BELLATORA INC.)

The undersigned, being all of the members of the Board of Directors of Bellatora Inc., a Colorado corporation (the “Corporation”), pursuant to the Colorado Revised Statutes and in lieu of a meeting of the Board of Directors of the Corporation, do hereby consent to, adopt, ratify, confirm and approve the Resolutions set forth below, effective as of September 15, 2016.

WHEREAS, after significant discussions and consultations with various professionals, and after careful consideration of the alternatives available, including the advantages and disadvantages of entering into the reorganization, the Board of Directors (the “Board”) of the Corporation deems it advisable and in the best interests of the Corporation and its shareholders to approve and complete the January 3, 2015 Agreement of Merger and Plan of Reorganization by and among Oncology Med, Incorporated, Oracle Nutraceuticals Company, and ONCO Merger Sub, Incorporated, including the final name change as contemplated therein (the “Reorganization”) attached hereto as Exhibit A; and

WHEREAS, the Reorganization was previously approved, but without the completion of the share exchange contemplated in the Reorganization and without the final name changes, the exact names not having then been determined; and

WHEREAS, to complete the name changes, the currently constituted “Bellatora Inc.,” Colorado state ID number 20151004867, must change its name to the entity which will ultimately become a subsidiary, with a new name of “Bellatora Sub Inc.” and the currently constituted “Oncology Med, Inc.,” Colorado state ID number 20151004878, must change its name to “Bellatora Inc.” which will be the publicly traded entity.

Approval of Reorganization, including the originally contemplated share exchange and name change:

NOW, THEREFORE, BE IT RESOLVED, that the Reorganization in substantially the form attached hereto as Exhibit A, together with such changes and modifications as the officers of this Corporation shall, in their sole and absolute discretion, deem appropriate and in the best interest of this Corporation, is hereby approved in its entirety and that the final name change of “Bellatora Inc.,” Colorado state ID number 20151004867, to “Bellatora Sub Inc.” and “Oncology Med, Inc.,” Colorado state ID number 20151004878, to “Bellatora Inc.”; and

BE IT FURTHER RESOLVED that each and all of the actions of the officers of this Company, both current and former, taken to date in connection with the Reorganization and each document and instrument contemplated therein or related thereto and each of the other actions of such officers associated with the actions contemplated therein, are hereby ratified and confirmed, including the instruction to the stock transfer agent to complete the share exchange in book entry form or as otherwise deemed advisable.

All actions heretofore taken by any director or officer of the Corporation in connection with any matter referred to in the foregoing resolutions are hereby approved, ratified and confirmed in all respects.

The secretary and any assistant secretary of the Corporation, or any other officer of the Corporation, is hereby authorized to certify and deliver, to any person to whom such certification and delivery may be deemed necessary or appropriate in the opinion or such officer, a true copy of the foregoing resolutions.

IN WITNESS WHEREOF, the undersigned has caused this action to be effective as of the 15th day of September, 2016.

Directors:

/s/ Atom Miller

By: Atom Miller, Director

ACTION BY WRITTEN CONSENT OF THE BOARD OF DIRECTORS OF ONCOLOGY MED INC. (TO BECOME BELLATORA INC.) The undersigned, being all of the members of the Board of Directors of Bellatora Inc . , a Colorado corporation (the “Corporation”), pursuant to the Colorado Revised Statutes and in lieu of a meeting of the Board of Directors of the Corporation, do hereby consent to, adopt, ratify, confirm and approve the Resolutions set forth below, effective as of September 15 , 2016 . WHEREAS , after significant discussions and consultations with various professionals, and after careful consideration of the alternatives available, including the advantages and disadvantages of entering into the reorganization, the Board of Directors (the “Board”) of the Corporation deems it advisable and in the best interests of the Corporation and its shareholders to approve and complete the January 3 , 2015 Agreement of Merger and Plan of Reorganization by and among Oncology Med, Incorporated, Oracle Nutraceuticals Company, and ONCO Merger Sub, Incorporated, including the final name change as contemplated therein (the “Reorganization”) attached hereto as Exhibit A ; and WHEREAS , the Reorganization was previously approved, but without the completion of the share exchange contemplated in the Reorganization and without the final name changes, the exact names not having then been determined ; and WHEREAS , to complete the name changes, the currently constituted “Bellatora Inc . ,” Colorado state ID number 20151004867 , must change its name to the entity which will ultimately become a subsidiary, with a new name of “Bellatora Sub Inc . ” and the currently constituted “Oncology Med, Inc . ,” Colorado state ID number 20151004878 , must change its name to “Bellatora Inc . ” which will be the publicly traded entity . Approval of Reorganization, including the originally contemplated share exchange and name change: NOW, THEREFORE, BE IT RESOLVED, that the Reorganization in substantially the form attached hereto as Exhibit A, together with such changes and modifications as the officers of this Corporation shall, in their sole and absolute discretion, deem appropriate and in the best interest of this Corporation, is hereby approved in its entirety and that the final name change of “Bellatora Inc . ,” Colorado state ID number 20151004867 , to “Bellatora Sub Inc . ” and “Oncology Med, Inc . ,” Colorado state ID number 20151004878 , to “Bellatora Inc . ” ; and BE IT FURTHER RESOLVED that each and all of the actions of the officers of this Company, both current and former, taken to date in connection with the Reorganization and each document and instrument contemplated therein or related thereto and each of the other actions of such officers associated with the actions contemplated therein, are hereby ratified and confirmed, including the instruction to the stock transfer agent to complete the share exchange in book entry form or as otherwise deemed advisable . All actions heretofore taken by any director or officer of the Corporation in connection with any matter referred to in the foregoing resolutions are hereby approved, ratified and confirmed in all respects . The secretary and any assistant secretary of the Corporation, or any other officer of the Corporation, is hereby authorized to certify and deliver, to any person to whom such certification and delivery may be deemed necessary or appropriate in the opinion or such officer, a true copy of the foregoing resolutions . IN WITNESS WHEREOF, the undersigned has caused this action to be effective as of the 15 th day of September, 2016. Directors:

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